Exhibit 99.1

Media contact:

Karla Olsen,

director, corporate

communications

Phone: 316.299.7463

karla.olsen@WestarEnergy.com

Investor contact:

Bruce Burns,

director, investor relations

Phone: 785.575.8227

bruce.burns@WestarEnergy.com

COOLEST SUMMER IN MORE THAN 40 YEARS LEADS WESTAR ENERGY

TO LOWER 2009 EARNINGS GUIDANCE

Extremely cool temperatures and soft wholesale energy markets are drivers for revision

TOPEKA, Kan., Sept. 23, 2009 - Westar Energy, Inc. (NYSE:WR) today announced that it has revised full-year 2009 earnings guidance to a range of $1.35 to $1.45 per share from previous guidance of $1.65 to $1.80 per share. 2009 earnings guidance continues to exclude the benefit related to the tax settlement associated with its former non-regulated businesses, and includes $0.10 per share for COLI proceeds, none of which have been realized to date. Key drivers of the downward revision to guidance are:

•	Coolest third quarter weather on record since 1967, which is estimated to have reduced earnings by $0.15 to $0.20 per share.

•	Lower energy marketing margins, which are estimated to reduce earnings by approximately $0.05 per share.

Westar said that wholesale energy prices, at their lowest level in a decade, coupled with fewer power marketing opportunities have depressed energy marketing margins. Consequently the company has lowered its estimated energy marketing gross margins this year to a range of only $7 - $10 million from the previously announced range of $15 - $20 million.

Westar Energy revises 2009 earnings guidance	page of

In response to weak energy marketing conditions, the company took action today to cut costs in its energy trading operations. “We’ll still market output from our own generating plants and provide marketing services to others as we have been doing, but conditions in the broader energy markets mean there are significantly fewer opportunities unrelated to our own production and we must scale our business accordingly,” said Doug Sterbenz, Westar Energy executive vice president and chief operating officer. Westar said it notified 21 employees engaged in energy trading and related support organizations that their positions are either being eliminated or that they are being reassigned. The layoffs are equivalent to an approximately 50 percent reduction in resources dedicated to what Westar refers to as “non-asset” energy marketing and approximately 1% of Westar’s total workforce of nearly 2,400 employees.

This guidance announcement and supporting materials along with an updated summary of the principal earnings drivers and adjustments used in arriving at 2009 earnings guidance are available on the company’s Web site at www.WestarEnergy.com.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 684,000 customers in the state. Westar Energy has about 6,800 megawatts of electric generation capacity and operates and coordinates more than 35,000 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review the Quarterly Report on Form 10-Q for the period ended June 30, 2009 and the Annual Report on Form 10-K for the year ended Dec. 31, 2008 for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.